EXHIBIT 10.2

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER.

                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                           CONVERTIBLE PROMISSORY NOTE

$_______                                                     September ___, 2005


Specialized Health Products International, Inc., a Delaware corporation (the "Company"), for value received, promises to pay to ______________________ or its permitted assigns (the "Holder") the principal sum of $_______ plus simple interest thereon from the date of this Note until paid at a rate per annum equal to twelve percent (12.0%). Interest on this Note will be payable semiannually on each July 1 and January 1 for so long as this Note remains outstanding. This
Note is being issued and delivered pursuant to that certain Purchase Agreement, dated as of March 7, 2005 (the "Purchase Agreement"), by and among the Company, Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P.

This Note will automatically mature and the entire outstanding principal amount, together with accrued interest, shall become due and payable on the third anniversary of the date hereof, unless prior to such date this Note is converted into shares of the Company's Common Stock pursuant to Section 1 hereof.

Payments of both principal and interest are to be made at the address of the Holder for the receipt of notices pursuant to Section 8(e), or at such other place as the Holder shall designate to the Company in writing, in lawful money of the United States of America. Interest on this Note shall be computed on the basis of a 365-day year and actual days elapsed.

The Company may prepay all or any portion of the outstanding principal amount of this Note at any time without penalty upon not less than five (5) business days' notice to the Holder.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Optional Conversion of Note. The entire outstanding principal amount due on this Note may, at the Holder's option be converted into fully paid and nonassessable shares of Common Stock of the Company. The number of shares of Common Stock to be issued upon such conversion (the "Conversion") shall be equal to the quotient obtained by dividing the entire outstanding principal amount due on this Note by the Conversion Price (as defined below). For purposes of this Note, the "Conversion Price" shall mean 110% of the Company's average closing share price for Common Stock as reported on NASDAQ or the OTC Bulletin Board for the twenty (20) consecutive trading days prior to the date of issuance of this Note (subject to adjustment as provided in Section 2 below).

2. Mechanics of Conversion.

         (a) Notice of Conversion. The Holder shall give written notice to the Company of its election to convert this Note and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The effective date of the Conversion shall be the date such notice is received by the Company pursuant to Section 8(e) below.

         (b) No Fractional Shares Upon Conversion. No fractional shares of Common Stock shall be issued upon Conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Conversion Price.

         (c) Stock Certificates. At such time after the Conversion as Holder presents this Note to the Company, the Company shall issue and deliver to the

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Holder at the address listed below for receipt of notices, or to its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid.

         (d) Payment of Interest. Promptly (and in any event within five days) following the effective date of the Conversion, the Company shall pay to the Holder all interest accrued on the date through and including the effective date of the Conversion at the address listed below for receipt of notices.

         (e) Adjustment of Conversion Price. The Conversion Price is subject to adjustment from time to time as set forth in this Section 2(e). Upon each adjustment pursuant to this Section 2(e), the Holder shall thereafter be entitled to acquire upon Conversion the adjusted number of shares of Common Stock at such new Conversion Price.

                  (i) If the Company at any time while this Note or any portion hereof remains outstanding shall split, subdivide or combine the Common Stock, then the Conversion Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Any adjustment made pursuant to this subsection shall become effective immediately after the effective date of a split, subdivision or combination.

                  (ii) If while this Note or any portion hereof remains outstanding, the holders of Common Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall become entitled to receive, without payment therefore, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Note shall represent the right to acquire upon Conversion, in addition to the number of shares of Common Stock issuable upon Conversion and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such Holder would hold upon Conversion had it been the holder of record of the Common Stock issuable upon Conversion on the date hereof and had thereafter, during the period from the date hereof to and including the date of such Conversion, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 2(e).

                  (iii) If the Company, at any time while this Note or any portion hereof remains outstanding by reclassification of securities or otherwise, shall change any of the Common Stock as to which conversion rights under this Note exist into the same or a different number of securities of any other class or classes, this Note shall thereafter represent the right to acquire upon Conversion of this Note such number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock that is subject to the conversion rights under this Note immediately prior to such reclassification or other change and the Conversion Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 2(e).

                  (iv) If at any time while this Note or any portion hereof is outstanding there shall be in one or a series of transactions (A) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (B) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (C) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Note shall thereafter be entitled to receive upon Conversion of this Note, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon Conversion of this Note would have been entitled to receive in such reorganization, merger, consolidation, sale or transfer if the Holder had converted this Note immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 2(e). The foregoing provisions of this subsection shall similarly apply to successive reorganizations, mergers, consolidations, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon Conversion of this Note. If the

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

         per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors.

3. Prohibition on Distributions. The Company shall not declare or pay any dividends or otherwise make any distributions to its shareholders (other than dividends payable solely in shares of Common Stock) without the consent of the Holder. Notwithstanding the foregoing, the Company shall not be prohibited from paying reasonable salary and bonuses to its shareholder employees.

4. Charges, Taxes and Expenses. Issuance of a certificate or certificates for shares of Common Stock upon the Conversion of this Note shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company.

5. No Rights as Stockholder. This Note does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company prior to the Conversion.

6. Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest carried by this Note, stating that such Note is issued in replacement of this Note, and this Note is cancelled, making reference to original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

7. Events of Default.

         (a) The occurrence of any of the following shall constitute an "Event of Default" under this Note:

                  (i) The Company shall have failed to make any payments when due of principal, interest or other costs, expenses or charges required under this Note (and such failure shall not have been cured within five
         (5) days' after notice is given by the Holder of such failure).

                  (ii) The Company shall have failed to comply with any other provisions of this Note (and such failure shall not have been cured within five (5) days' after notice is given by the Holder of such failure).

                  (iii) Any material representation or warranty of the Company made in the Purchase Agreement shall have been false or incorrect on the date on or as of which made.

                  (iv) The Company or any subsidiary of the Company shall have incurred an aggregate of $500,000 or more of indebtedness from one or more sources.

                  (v) The Company shall have issued in one or more transactions shares of Common Stock (or securities convertible into Common Stock) or other shares of capital stock of the Company representing greater than 5% of the voting power of the Company's outstanding capital stock, including in connection with any acquisition transaction, but excluding any shares issued or issuable under the Company's option plans in existence on the date of issuance of this Note to directors, officers and employees of the Company or, if such issued capital stock represents less than 5% of the voting power of the Company's outstanding capital stock, the Company shall have raised net proceeds of at least $5.0 million from such issuance or issuances.

                  (vi) The Company or any subsidiary of the Company shall have
         (A) applied for or consented to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (B) made a general assignment for the benefit of any of its creditors, (C) resolved to be dissolved or liquidated in full or in part, (D) commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect consents to any such relief or to the appointment

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         of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (E) taken any action for the purpose of effecting any of the foregoing.

                  (vii) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or a subsidiary of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any subsidiary of the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall have commenced and an order for relief entered or such proceeding shall have not been dismissed or discharged within sixty (60) days of commencement.

                  (viii) A transaction constituting a Change of Control (as defined below) shall have been consummated. A "Change of Control" shall mean (A) any sale of stock, capital reorganization, consolidation, merger or sale of assets as a result of which or in connection with which a person, corporation or other entity (other than holders of the Company's capital stock immediately prior to such reorganization, consolidation, merger or sale or any affiliate or affiliates of such holders (collectively, the "Affiliated Stockholders")) acquires (x) beneficial ownership of more than 50% of the voting equity securities of the Company or (y) all or substantially all of the assets and properties of the Company as an entirety, or (B) a consolidation or merger of the Company with or into any other entity as a result of which more than 50% of the capital stock of the Company outstanding immediately after the effective date of such consolidation or merger is owned of record or beneficially by persons other than the Affiliated Stockholders.

                  (ix) A default (as defined in any instrument evidencing or under which the Company or any subsidiary has outstanding at the time any indebtedness for money borrowed in excess of $500,000 in aggregate principal amount) shall have occurred and as a result thereof the maturity of any such indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would have otherwise become due and payable and such acceleration shall not have been rescinded or annulled within thirty
         (30) days.

                  (x) A final judgment for the payment of money in excess of $500,000 shall have been rendered against the Company or a subsidiary of the Company and the same shall remain undischarged for a period of sixty (60) days during which execution shall not have been effectively stayed.

         (b) Rights of Holder Upon Event of Default. Upon the occurrence or existence of any Event of Default, Holder, by delivery of written notice to the Company, may declare all principal and accrued and unpaid interest then due on this Note to be immediately due and payable without presentment, demand, protest or any further notice of any kind, all of which are hereby expressly waived. After maturity of this Note (whether by demand, acceleration or otherwise), this Note shall bear interest at a rate per annum equal to fourteen percent (14%); provided, however, if the interest rate would exceed the maximum amount permitted by applicable law to be charged by the Holder, the interest shall be reduced to such maximum permissible amount.

8. Miscellaneous.

         (a) Reservation of Stock. The Company covenants that the Company will at all times reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Common Stock upon the Conversion of this Note and, from time to time, will take all steps necessary to amend its charter to provide sufficient reserves of shares of Common Stock issuable upon conversion of this Note. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Note, upon exercise as set forth herein, will be free from all taxes, liens and charges in respect of the issuance thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

         (b) Issue Date. The provisions of this Note shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement. This Note shall be binding upon any successors or assigns of the Company.

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         (c) Restrictions. The Holder acknowledges that the shares of Common
Stock acquired upon the conversion of this Note will be subject to restrictions upon its resale imposed by state and federal securities laws.

         (d) Assignment. Neither this Note nor any of the shares of Common Stock issuable upon conversion of this Note may be sold, assigned, transferred, pledged or hypothecated or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements thereunder and in compliance with applicable state securities laws.

         (e) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be effective (i) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, guaranteeing overnight delivery, or (iv) upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), if delivered by facsimile or electronic transmission, and shall be addressed (A) to the Holder, c/o Galen Partners, 610 Fifth Avenue, New York, New York 10020, and
(B) to the Company, at the address of its principal corporate offices,
Attention: Chief Executive Officer, or at such other address as may be designated in writing to the other party.

         (f) Enforcement. The Company shall pay all reasonable fees and expenses, including reasonable attorney's fees, incurred by the Holder in the enforcement in any of the Company's obligations hereunder not performed when due.

         (g) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of law.

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         IN WITNESS WHEREOF, Specialized Health Products International, Inc. has
caused this Convertible Promissory Note to be executed by its officer thereunto duly authorized.

                                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.


                                 By:
                                    --------------------------------------------
                                 Name:
                                 Title:

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